As filed with the U.S. Securities and Exchange Commission January 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	26-3106763
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

110 Chestnut Ridge Road, Suite 444, Montvale NJ	07645
(Address of principal executive offices)	(Zip Code)

(833) 764-1443

(Registrant’s telephone number, including area code)

Sebastian Giordano

Chief Executive Officer and Chief Financial Officer

Transportation and Logistics Systems, Inc.

110 Chestnut Ridge Road, Suite 444

Montvale, NJ 07645

(833) 764-1443

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq.

Angela Gomes, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

(212) 660-3060

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 13, 2026

Transportation and Logistics Systems, Inc.

Up to 10,652,400,000 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time, by the selling stockholders (the “Selling Stockholders”) identified herein of up to an aggregate of 10,652,400,000 shares (the “Shares”), of common stock, par value $0.001 per share (“common stock”), of Transportation and Logistics Systems, Inc. (the “Company”, “TLSS”, “we”, “us” or “our”), issuable upon conversion of 106,524 shares of the Company’s Series J Senior Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred”), of which (i) 54,435 shares of Series J Preferred were issued directly to certain Selling Stockholders pursuant to certain exchange agreements by and between the Company and certain Selling Stockholders (the “Series J Exchange Agreements”), (ii) 47,314 shares of Series J Preferred were issued directly to certain Selling Stockholders pursuant to certain settlement agreements by and between the Company and certain Selling Stockholders (the “Series J Settlement Agreements”), and (iii) 4,775 shares of Series J Preferred were issued directly to certain Selling Stockholder pursuant to certain stock award agreements by and between the Company and certain Selling Stockholders (the “Series J Award Agreements”, and, together with the Series J Exchange Agreements and the Series J Settlement Agreements, the “Series J Agreements”). For additional information regarding the issuance of the shares of Series J Preferred to the Selling Stockholders, see “The Series J Agreements” beginning on page 5 of this prospectus.

This prospectus also covers any additional shares of common stock that may become issuable upon conversion of the Series J Preferred by reason of stock splits, stock dividends, or other events described in the Certificate of Designation of Preferences, Rights and Limitations of the Series J Preferred (the “Certificate of Designation”). The actual number of Shares issuable by us pursuant to any conversions of the Series J Preferred will vary depending on the then-current market price of our common stock and in accordance with the terms and conditions of the Certificate of Designation. For purposes of this prospectus, we have assumed the conversion price of the Series J Preferred Stock is $0.001 per share of common stock, which is the conversion price in the Certificate of Designation.

The Shares may be resold from time to time by the Selling Stockholders listed in the section titled “Selling Stockholders” beginning on page 8.

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, will sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the Shares offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its Shares in the section titled “Plan of Distribution” on page 17.

We are registering the resale of the Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

Our common stock is currently listed on OTC Markets - OTCID Basic Market under the symbol “TLSS”. On January 12, 2026, the closing price of our common stock was $0.0001.

Investing in our common stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 3 and in the documents which are incorporated by reference herein before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholders may offer from time to time up to 10,652,400,000 Shares issuable upon conversion of the 106,524 shares of Series J Preferred issued directly to the Selling Stockholders pursuant to the Series J Agreements. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission, or the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment and the information incorporated by reference into this prospectus, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements include, without limitation: new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, as well as other risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

iii

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and in any documents that we incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

iv

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.

Company Overview

TLSS is a publicly-traded holding company whose common stock is quoted on the OTC PINK, now called the OTCID.

The Company ceased all remaining operations as of mid-February 2024. Prior to that, the Company and its subsidiaries provided a full suite of asset-based logistics and transportation services, specializing in ecommerce fulfillment, last mile deliveries, two-person home delivery, mid-mile, and long-haul services. An asset-based delivery company, as compared to a non-asset-based delivery company, owns the majority of its transportation equipment, and employs the majority of its drivers. The Company and its Subsidiaries operated several warehouse locations located in New York, New Jersey, Connecticut, and Massachusetts.

Corporate Information

TLSS is a publicly-traded holding company incorporated under the laws of the State of Nevada on July 25, 2008. Prior to mid-February 2024, when the Company ceased all remaining operations, its subsidiaries, provided a full suite of logistics and transportation services, specializing in ecommerce fulfillment, last mile deliveries, two-person home delivery, mid-mile, and long-haul services. The Company and its subsidiaries also operated several warehouse locations located in New York, New Jersey, Connecticut, and Massachusetts. The subsidiaries of the Company include: Cougar Express through date of deconsolidation of February 27, 2024; JFK Cartage, Inc. (“JFK Cartage”); Severance Trucking Co., Inc. (“Severance Trucking”); Severance Warehousing, Inc. (“Severance Warehouse”); McGrath Trailer Leasing, Inc. (“McGrath”, and together with Severance Trucking and Severance Warehouse, hereinafter, “Severance”); TLSS Acquisition, Inc. (“TLSSA”); TLSS Operations Holding Company, Inc. (“TLSS Ops”); Shyp CX, Inc. (“Shyp CX”); Shyp FX, Inc. (“Shyp FX”); TLSS-CE, Inc. (“TLSS-CE”); ; and TLSS-STI, Inc. (“TLSS-STI”).

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

1

THE OFFERING

This prospectus relates to the offer and resale by the Selling Stockholders from time to time of up to 10,652,400,000 Shares. All of the Shares, if and when sold, will be sold by the Selling Stockholders.

Shares offered by the Selling Stockholders:	Up to 10,652,400,000 Shares.

Shares of common stock outstanding after completion of this offering:	16,539,667,891(1)

Use of proceeds:	We will not receive any of the proceeds from any sale of the Shares by the Selling Stockholders. See “Use of Proceeds.”

Risk factors:	An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 3 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

The symbol for the Common Stock on OTCID:	“TLSS”.

(1)	Shares of our common stock that will be outstanding after this offering is based on 5,887,267,891 shares of common stock outstanding as of January 12, 2026 and assumes the issuance of all shares of common stock issuable upon conversion of the Series J Preferred being registered hereby, but excludes the following as of such date:

●	52,857,144 shares of common stock issuable upon exercise of certain warrants to purchase common stock at exercise prices between $0.002 and $0.003;

●	390,000,000 shares of common stock issuable upon the conversion of 3,900 shares of Series J Preferred not being registered hereby; and

●	323,740,000 shares of common stock issuable upon the conversion of 32,374 shares of Series H Convertible Preferred Stock, par value $0.001 per share (the “Series H Preferred”) not being registered hereby.

2

RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to the Resale of the Shares and Ownership of Shares of Our Common Stock

The Selling Stockholders may choose to sell the Shares at prices below the current market price.

The Selling Stockholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our common stock.

Our stockholders will experience significant dilution as a result of the issuance of shares of our Common Stock upon conversion of shares of Series J Preferred.

Our outstanding shares of Series J Preferred are each initially convertible for 100,000 shares of common stock based on the conversion price of $0.001 per share of common stock and a stated value per share of Series J Preferred of $100. Furthermore, the shares of Series J Preferred accrues dividends on a daily basis at a rate of 10% per annum, which may be paid in cash or shares of common stock, thereby increasing the number of shares of common stock issuable upon conversion. The conversion of some or all of the Series J Preferred Stock will result in the issuance of a substantial number of shares of common stock and, as a result, the percentage ownership and voting power held by our existing stockholders will be significantly reduced and our stockholders will experience significant dilution. As of January 12, 2026, an aggregate of 11,042,400,000 shares of common stock were issuable upon conversion of the then-outstanding Series J Preferred, not including all dividends accrued as of such date.

A large number of shares of common stock may be sold in the market following this offering, which may significantly depress the market price of our common stock.

The Shares registered in this registration statement will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of common stock may be sold in the public market following this offering. If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell common stock.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our common stock price and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our common stock, the common stock price would likely decline. If analysts do not cover us or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our common stock price or trading volume.

You may experience future dilution as a result of issuance of the Shares, issuance of shares of common stock pursuant to any price protection features under the terms of our outstanding securities, future equity offerings by us and other issuances of our common stock or other securities. In addition, the issuance of the Shares and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share as prior issuances of common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, the terms of certain of our outstanding securities may contain price protection features that allow holders of such securities to acquire the same number of shares of common stock at a lower price if certain events occur, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the prices per share for previous issuances of common stock or securities convertible into common stock paid by certain investors. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our equity incentive programs. In addition, the issuance of the Shares, the issuance of shares of common stock pursuant to our outstanding securities, and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such issuances or sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

3

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of common stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our common stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

4

THE SERIES J AGREEMENTS

Series J Exchange Agreements

Between June 17, 2025 and November 12, 2025, we entered into Series J Exchange Agreements with certain then current and former holders (the “Exchange Holders”) of our Series E Convertible Preferred Stock (the “Series E Preferred”), Series G Convertible Preferred Stock (the “Series G Preferred”), and warrants to purchase shares of our common stock (the “Exchanged Warrants”). Pursuant to the Series J Exchange Agreements, (i) the Exchange Holders exchanged an aggregate of 21,418 shares of Series E Preferred and accrued dividends of $192,776, and exchanged an aggregate of 406,500 shares of Series G Preferred and accrued dividends of $925,047, and (ii) we cancelled warrants to purchase up to an aggregate of 864,357,146 shares of common stock all in exchange for the issuance of an aggregate of 54,435 shares of Series J Preferred.

The Series J Exchange Agreements also contain customary representations, warranties and covenants of the parties. The representations, warranties and covenants contained in the Series J Exchange Agreements were made only for purposes of such agreements and as of its specific date, were solely for the benefit of the parties to such Series J Exchange Agreements and may be subject to limitations agreed upon by the contracting parties.

Series J Settlement Agreements

Between May 30, 2025 and December 15, 2025, we entered into the Series J Settlement Agreements with certain then holders of our outstanding liabilities (the “2025 Creditors”), pursuant to which, the 2025 Creditors agreed to settle an aggregate of $6,185,184 in outstanding liabilities and accrued interest in exchange for an aggregate of 51,214 shares of Series J Preferred. Such outstanding liabilities included (i) an aggregate of $1,547,838 in outstanding notes and accrued interest payable of $396,695 that was settled with certain related parties in exchange for the issuance of an aggregate of 19,446 shares of Series J Preferred to such related parties, and (ii) $2,470,567 in outstanding payables and other liabilities payable to certain vendors, employees and directors of the Company in exchange for the issuance of 5,504 shares of Series J Preferred to such vendors.

The Series J Settlement Agreements contain customary representations and warranties of the parties. The representations, warranties and covenants contained in the Series J Settlement Agreements were made only for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such Series J Settlement Agreements and may be subject to limitations agreed upon by the contracting parties.

Series J Award Agreements

On August 28, 2025, the Company and certain current and former employees, including Sebastian Giordano, our Chief Executive Officer and Chief Financial Officer, and consultants (together, the “Grantees”) each entered into a Series J Award Agreement (collectively, the “Series J Award Agreements”). Pursuant to the Series J Award Agreements, the Company granted to the Grantees an aggregate of 4,775 shares of Series J Preferred in satisfaction of certain obligations owed to the Grantees for services provided or to be provided to the Company.

5

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

See “Plan of Distribution” elsewhere in this prospectus for more information.

6

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or incurred by us during the last two fiscal years indicated to our named executive officers:

Name & Principal Position	Fiscal Year ended Dec. 31,	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sebastian Giordano,
Chief Executive Officer, Chief Financial Officer	2025	422,450	0	40,000	0	0	0	27,576	490,026
and Chairman (1)	2024	400,000	0	0	0	0	0	424,580	824,580

(1)	Salary in 2025 includes $422,450 of accrued and unpaid salary. Salary in 2024 includes $50,000 of paid salary and $350,000 of accrued and unpaid salary. Other compensation in 2024 consists of an auto allowance of $1,600, an accrued and unpaid severance payment due to Mr. Giordano pursuant to his employment agreement of $400,000 and $22,980 of accrued and unpaid medical insurance reimbursement. The stock awards received in 2025 include the receipt of 4,000 shares of Series J Preferred for services rendered with a grant date fair value of $40,000. In December 2025, the Company issued 10,007 Series J Preferred to Mr. Giordano with a fair value of $100,070, calculated using the “as if converted” common stock fair value, in exchange for all 2025 and 2024 accrued compensation and benefits of $1,400,712. In connection with this exchange, the Company recorded a capital contribution of approximately $400,000.
(2)	As required by SEC rules, the amounts in this column reflect the grant date or modification date fair value as required by FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about options and stock awards outstanding on December 31, 2025.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Sebastian Giordano	-	-	-	-	-	-	-	-	-

Mr. Sebastian Giordano

On December 15, 2025, we entered into a Retention Agreement (the “Retention Agreement”) with Mr. Giordano, pursuant to which Mr. Giordano agreed to continue to act as the Chairman, Chief Executive Officer and Chief Financial Officer of the Company and the Company agreed to pay Mr. Giordano up to $500,000 in cash bonuses upon the occurrence of certain events and the satisfaction or waiver of certain conditions. Pursuant to the Retention Agreement, upon the closing of a qualified financing in which the Company raises at least $1,000,000 in gross proceeds, we will pay Mr. Giordano a $250,000 cash bonus, and upon the closing of a financing in which we raise at least $2,500,000 in gross proceeds, we will pay Mr. Giordano an additional $250,000 cash bonus. In order for Mr. Giordano to receive such payments, among other things, Mr. Giordano was required to enter into the Giordano Settlement Agreement (defined below). In addition, the Company and Mr. Giordano agreed to, within 60 days of December 15, 2025, negotiate in good faith and enter into a new employment agreement with respect to services performed by Mr. Giordano for the Company on or after January 1, 2026.

In connection with the entry into the Retention Agreement, on December 15, 2025, we entered into a settlement agreement (the “Giordano Settlement Agreement”) with Mr. Giordano, with respect to certain outstanding liabilities (the “Giordano Outstanding Liabilities”). Pursuant to the Giordano Settlement Agreement, Mr. Giordano agreed to settle an aggregate of $1,400,711.62 in Giordano Outstanding Liabilities in exchange for the issuance of an aggregate of 10,007 shares of Series J Preferred.

Director Compensation

The following table sets forth compensation paid, earned or awarded during the year ended December 31, 2025 to each of our directors, other than Mr. Giordano, whose compensation is described above in the “2025 Summary Compensation Table”.

2025 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Charles Benton	-	5,000	-	5,000
John Mercadante	-	5,000	-	5,000
Norman Newton	-	5,000	-	5,000

(1)	Reflects the fair value of 500 shares of Series J Preferred, calculated using the “as if converted” common stock fair value. As of the date of the award, the Series J Preferred were considered to have a fair market value of zero.

Director Compensation Program

Our current director compensation program is designed to align our director compensation program with the long-term interests of our stockholders by implementing a program comprised of cash and equity compensation.

In setting director compensation, we consider the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by our board of directors. We also consider board compensation practices at similarly situated companies, while keeping in mind the compensation philosophy of us and the stockholders’ interests. The directors also receive reimbursement for expenses, including reasonable travel expenses to attend board and committee meetings, reasonable outside seminar expenses, and other special board-related expenses.

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SELLING STOCKHOLDERS

The common stock being offered by the Selling Stockholders consist of shares of common stock issuable upon conversion of the shares of the Series J Preferred previously issued to the Selling Stockholders. For additional information regarding the issuance of the Series J Preferred, see “The Series J Agreements” above. We are registering the Shares in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the issuance and ownership of the shares of the Series J Preferred pursuant to the applicable agreements described herein and as disclosed in the footnotes to the table below, none of the Selling Stockholders have had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the Shares by each of the Selling Stockholders. The second column lists the number of Shares beneficially owned by each selling stockholder, based on their respective ownership of Series J Preferred, as of January 12, 2026, assuming conversion of the Series J Preferred held by each such Selling Stockholder on that date but taking account of any limitations on conversion set forth therein. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders and does not take in account any limitations on conversion of the Series J Preferred set forth therein.

This prospectus generally covers the resale of the number of shares of common stock issuable to the selling stockholders pursuant to the Series J Agreements described above. The fourth column assumes the sale of all of the common stock offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell all, some or none of their common stock in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering(1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of shares of Common Stock Owned After Offering(3)
John Mercadante(4)	307,751,028	1,864,300,000	27,663,637
Sebastian Giordano(5)	302,715,592	1,533,200,000	123,538,746
Mercer Street Global Opportunity Fund LLC(6)	309,203,944	1,430,400,000	-
Joseph M Riccio Jr.(7)	309,203,944	1,383,900,000	-
Cavalry Fund I LP(8)	309,203,944	1,194,200,000	-
BHP Capital NY Inc.(9)	309,203,944	440,800,000	-
Cavalry Investment Fund LP(10)	307,300,000	307,300,000	-
Cavalry Special Ops Fund LP(11)	307,300,000	307,300,000	-
Efrat Investments LLC(12)	306,101,815	289,900,000	59,064,781
C/M Capital Master Fund LP(13)	279,400,000	279,400,000	-
Eagle Equities LLC(14)	246,800,000	246,800,000	-
CFO onCall Inc.(15)	215,568,061	212,500,000	3,068,061
Jefferson Street Capital LLC(16)	189,900,000	189,900,000	-
Porzio Bromberg & Newman PC(17)	149,300,000	149,300,000	-
R/A Feingold Law & Consulting PA(18)	142,900,000	142,900,000	-
Norman Newton(19)	131,336,364	127,700,000	3,636,364
Charles Benton(20)	130,264,864	126,200,000	-
David E Bamberger(21)	125,000,000	125,000,000	-
Westmount Financial Limited Partnership(22)	77,475,000	72,400,000	5,075,000
GS Capital Partners LLC(23)	52,200,000	2,200,000	50,000,000
Terri Jane Freedman, Assignee for the Benefit of Creditors of Prime EFS, LLC and Shypdirect LLC (24)	50,000,000	50,000,000
SCS, LLC(25)	36,000,000	36,000,000	-
Puritan Partners LLC(26)	35,700,000	35,700,000	-
Tasrin Ahmed(27)	30,000,000	30,000,000
Rosenberg Rich Baker Berman PA(28)	16,000,000	16,000,000	-
Jill Czerniak(29)	12,500,000	12,500,000	-
Ernest Pellegrino(30)	7,900,000	7,900,000	-
Terry Brodt(31)	7,900,000	7,900,000	-
GW Holdings Group LLC(32)	5,700,000	5,700,000	-
Garden State Securities, Inc.(33)	5,100,000	5,100,000	-
Access Newswire Inc.(34)	4,700,000	4,700,000	-
Proactive Capital Partners LP(35)	3,900,000	3,900,000	-
SE Holdings LLC(36)	3,600,000	3,600,000	-
Bruce Ferguson(37)	3,100,000	3,100,000	-
MBS Gloeq Corp(38)	1,800,000	1,800,000	-
Tri-Bridge Ventures, LLC(39)	1,600,000	1,600,000	-
AES Capital Management LLC(40)	900,000	900,000	-
Quick Capital, LLC(41)	400,000	400,000	-
Total	4,734,928,500	10,652,400,000	272,046,589

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(1)	Unless otherwise indicated herein, represents shares of common stock issuable upon conversion of the Series J Preferred issued by the Company to such Selling Stockholder in the respective Series J Agreement. The Series J Preferred are subject to a beneficial ownership limitation, which provides that a holder may not convert any portion of its Series J Preferred into shares of common stock to the extent that such conversion would result in the holder and its affiliates beneficially owning more than 4.99% (or, upon the holder’s election, 9.99%) of the outstanding common stock immediately after giving effect to such conversion. A holder may increase this limitation upon at least 61 days’ prior notice to us or decrease this limitation, provided that the limitation may never exceed 9.99%.

(2)	Assumes the sale of all shares of our common stock being offered by the Selling Stockholder pursuant to this prospectus. For purposes of the calculation of shares of common stock to be sold pursuant to this Prospectus we are assuming 100% of the maximum number of shares of common stock have been issued pursuant to the Certificate of Designation with the maximum number of shares of common stock issued determined as if the outstanding shares of Series J Preferred were converted in full without regard to any limitations on conversion contained therein solely for the purpose of such calculation.

(3)	Represents the number of shares of common stock that will be held by the Selling Stockholder after completion of this offering based on the assumptions that (a) no other shares of common stock are acquired or sold by the Selling Stockholder prior to completion of this offering and (b) all shares of common stock registered for sale by the registration statement of which this prospectus is part of will be sold. However, the Selling Stockholder is not obligated to sell all or any portion of the shares of common stock offered pursuant to this prospectus.

(4)	Includes (i) 1,864,300,000 shares of common stock issuable upon conversion of 18,643 shares of Series J Preferred and (ii) 27,663,637 shares of common stock. John Mercadante is the sole and beneficial owner of the shares listed opposite his name and has sole voting and dispositive power with respect to such shares. John Mercdante is a member of the Company’s board of directors (the “Board”) and the chairman of the compensation committee of the Board (the “Compensation Committee”). The Company issued John Mercdante promissory notes in the principal amounts of $500,000.00, $500,000.00 and $60,000.00 on April 17, 2023, October 3, 2023, and November 28, 2023, respectively. John Mercadante was issued (i) 17,348 shares of Series J Preferred effective as of June 1, 2025 to settle $1,734,807.54 of outstanding principal and interest on various promissory notes, including the above-mentioned promissory notes, and (ii) 1,295 shares of Series J Preferred effective as of June 1, 2025 to settle $129,491.25 owed for services as a member of the Board.

(5)	Includes (i) 1,533,200,000 shares of common stock issuable upon conversion of 15,332 shares of Series J Preferred and (ii) 123,538,746 shares of common stock Sebastian Giordano is the sole and beneficial owner of the shares listed opposite his name and has sole voting and dispositive power with respect to such shares. Sebastian Giordano is Chairman of the Board and Chief Executive Officer and Chief Financial Officer of the Company. The Company issued Sebastian Giordano a promissory note in the principal amount of $100,000.00 on April 17, 2023. Sebastian Giordano was issued (i) 1,325 shares of Series J Preferred effective as of June 1, 2025 to settle $132,463.01 of outstanding principal and interest on the above mentioned promissory note, (ii) 4,000 shares of Series J Preferred effective as of August 28, 2025 in connection with the Series J Award Agreement between Sebastian Giordano and the Company, and (iii) 10,007 shares of Series J Preferred effective as of December 15, 2025 in connection with services previously provided and continuing to be provided.

(6)	Jonathan Juchno has voting and dispositive powers over the securities held by Mercer Street Global Opportunity Fund LLC. Jonathan Juchno disclaims beneficial ownership over the securities held by Mercer Street Global Opportunity Fund LLC. The address of Mercer Street Global Opportunity Fund LLC is 1111 Brickell Avenue, Suite 2920, Miami, FL 33131. The Company issued Mercer Street Global Opportunity Fund promissory notes in the principal amounts of $50,000.00, $75,000.00 and $50,000.00 on January 21, 2024, August 12, 2024, and October 9, 2024, respectively. Mercer Street Global Opportunity Fund LLC was issued (i) 1,860 shares of Series J Preferred effective as of June 1, 2025 to settle $186,034.25 of outstanding principal and interest on the above mentioned promissory notes, and (ii) 12,444 shares of Series J Preferred effective as of June 1, 2025, in exchange for shares of Series E Preferred and warrants to purchase shares Series G Preferred, with a total value of $1,244,408.80.

(7)	Joseph M Riccio Jr. is the sole and beneficial owner of the shares listed opposite his name and has sole voting and dispositive power with respect to such shares. Joseph Riccio Jr. was issued 13,839 shares of Series J Preferred effective as of June 1, 2025, in exchange for shares of Series E Preferred and warrants to purchase shares of Series G Preferred, with a total value of $1,383,863.62.

(8)	Thomas Walsh and Jonathan Juchno both have voting and dispositive powers over the securities held by Cavalry Fund I LP. Thomas Walsh and Jonathan Juchno disclaim beneficial ownership over the securities held by Cavalry Fund I LP. The address of Cavalry Fund I LP is 1111 Brickell Avenue, Suite 2920, Miami, FL 33131. The Company issued Cavalry Fund I LP promissory notes in the principal amounts of $75,000.00, $50,000.00, and $50,000.00 on August 12, 2024, October 9, 2024, and November 22, 2024, respectively. Cavalry Fund I LP was issued (i) 1,868 shares of Series J Preferred effective as of June 1, 2025 to settle $186,856.17 of outstanding principal and interest on various promissory notes, and (ii) 10,074 shares of Series J Preferred effective as of June 1, 2025, in exchange for warrants to purchase shares Series E Preferred and Series G Preferred, with a total value of $1,007,402.50.

(9)	Bryan Pantofel has voting and dispositive powers over the securities held by BHP Capital NY, Inc. Bryan Pantofel disclaims beneficial ownership over the securities held by BHP Capital NY, Inc. The address of BHP Capital NY, Inc. is 45 SW 9th St, Apt. 1603, Miami, FL 33130. BHP Capital was issued 4,408 shares of Series J Preferred effective as of June 1, 2025, in exchange for shares of Series E Preferred and warrants to purchase shares of Series G Preferred, with a total value of $440,758.89.

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(10)	Thomas Walsh and Jonathan Juchno both have voting and dispositive powers over the securities held by Cavalry Investment Fund LP. Thomas Walsh and Jonathan Juchno disclaim beneficial ownership over the shares held by Cavalry Investment Fund LP. The address of Cavalry Investment Fund LP is 1111 Brickell Avenue, Suite 2920, Miami, FL 33131. Cavalry Investment Fund LP was issued 3,073 shares of Series J Preferred effective as of June 1, 2025, in exchange for warrants to purchase shares of Series G Preferred, with a total value of $307,529.18.

(11)	Thomas Walsh and Jonathan Juchno both have voting and dispositive powers over the securities held by Cavalry Special Ops Fund LP. Thomas Walsh and Jonathan Juchno disclaim beneficial ownership over the securities held by Cavalry Special Ops LP. The address of Cavalry Special Ops Fund LP is 1111 Brickell Avenue, Suite 2920, Miami, FL 33131. Cavalry Special Ops Fund LP was issued 3,073 shares of Series J Preferred effective as of June 1, 2025, in exchange for warrants to purchase shares of Series G Preferred, with a total value of $307,529.18.

(12)	Includes (i) 289,900,000 shares of common stock issuable upon conversion of 2,899 shares of Series J Preferred and (ii) 59,064,781 shares of common stock. Pinny Rotter has voting and dispositive powers over the securities held by Efrat Investments LLC. Pinny Rotter disclaims beneficial ownership over the shares held by Efrat Investments LLC. The address of Efrat Investments LLC is 54 Lenox Avenue, Clifton, NJ 07012. Efrat Investments LLC was issued 2,899 shares of Series J Preferred effective as of June 1, 2025, in exchange for shares of Series E Preferred and warrants to purchase shares of Series G Preferred, with a total value of $289,880.23.

(13)	Thomas Walsh and Jonathan Juchno have voting and dispositive powers over the securities held by C/M Capital Master Fund LP. Thomas Walsh and Jonathan Juchno disclaim beneficial ownership over the securities held by C/M Capital Master Fund LP. The address of C/M Capital Master Fund LP is 1111 Brickell Avenue, Suite 2920, Miami, FL 33131. The Company issued C/M Capital Master Fund LP promissory notes in the principal amounts of $100,000.00, $75,000.00, $50,000.00 and $75,000.00 on March 10, 2025, March 25, 2025, August 27, 2025 and January 9, 2026, respectively. C/M Capital Master Fund LP was issued 2,794 shares of Series J Preferred effective as of June 1, 2025 to settle $279,369.86 of outstanding principal and interest on various promissory notes.

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(14)	Yakov D. Borenstein and Chaim Vail have voting and dispositive powers over the securities held by Eagle Equities, LLC. Yakov D. Borenstein and Chaim Vail disclaims beneficial ownership over the securities held by Eagle Equities, LLC. The address of Eagle Equities, LLC. is 390 Whalley Ave., New Haven, CT 06511. Eagle Equities, LLC was issued 2,468 shares of Series J Preferred effective as of June 1, 2025, in exchange for shares of Series E Preferred and warrants to purchase shares Series G Preferred, with a total value of $46,802.43.

(15)	Includes (i) 212,250,000 shares of common stock issuable upon conversion of 2,150 shares of Series J Preferred and (ii) 3,068,061 shares of common stock. Adam Wasserman has voting and investment powers over the securities held by CFO onCall Inc. Adam Wasserman disclaims beneficial ownership over the securities held by CFO onCall Inc. address of CFO onCall Inc. is 1333 S. University Drive, Suite 202, Plantation, FL 33324. CFO onCall Inc. provides outsourced accounting services to the Company. CFO onCall Inc. was issued (i) 1,775 shares of Series J Preferred effective as of June 1, 2025 to settle $177,500 owed for outsourced accounting services, and (ii) 350 shares of Series J Preferred effective as of August 28, 2025 in connection with the Series J Award Agreement between CFO onCall Inc. and the Company.

(16)	Brian Goldberg has voting and dispositive powers over the securities held by Jefferson Street Capital LLC. Brian Goldberg disclaims beneficial ownership over the securities held by Jefferson Street Capital LLC. The address of Jefferson Street Capital LLC is 208 Lenox Ave #236, Westfield, NJ 07090.

(17)	Warran J. Martin, Jr., Crystal Edwards, and Kerri Wright have voting and dispositive powers over the securities held by Porzio, Bromberg & Newman, P.C. Warran J. Martin, Jr., Crystal Edwards, and Kerri Wright disclaim beneficial ownership over the securities held by Porzio, Bromberg & Newman, P.C. The address of Porzio, Bromberg & Newman, P.C. is 100 Southgate Parkway, Morristown, NJ 07962.

(18)	Robert A. Feingold has voting and dispositive powers over the securities held by R/A Feingold Law & Consulting PA. Robert A. Feingold disclaims beneficial ownership over the securities held by R/A Feingold Law & Consulting PA. The address of R/A Feingold Law & Consulting PA is 401 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL 33301.

(19)

Includes (i) 127,700,000 shares of common stock issuable upon conversion of 1,277 shares of Series J Preferred and (ii) 3,636,364 shares of common stock. Norman Newton is the sole and beneficial owner of the shares listed opposite his name and has sole voting and dispositive power with respect to such shares. The Company issued Norman Newton a promissory note in the principal amount of $1,000.00 on February 21, 2024. Norman Newton is a member of the Board. Norman Newton was issued (i) 12 shares of Series J Preferred effective as of June 1, 2025 to settle $1,186.49 of outstanding principal and interest on a promissory note, and (ii) 1,265 shares of Series J Preferred effective as of June 1, 2025 to settle $126,500.00 owed for services as a member of the Board.

(20)	Includes (i) 126,200,000 shares of common stock issuable upon conversion of 1,262 shares of Series J Preferred and (ii) 4,064,864 shares of common stock. Charles Benton is the sole and beneficial owner of the shares listed opposite his name and has sole voting and dispositive power with respect to such shares. The Company issued Charles Benton a promissory note in the principal amount of $3,109.00 on February 23, 2024. Charles Benton is a member of the Board and the Compensation Committee. Charles Benton was issued (i) 37 shares of Series J Preferred effective as of June 1, 2025 to settle $3,686.76 of outstanding principal and interest on a promissory note, and (ii) 1,225 shares of Series J Preferred effective as of June 1, 2025 to settle $122,500.00 owed for services as a member of the Board.

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(21)	David E Bamberger is the sole and beneficial owner of the shares listed opposite his name and has sole voting and dispositive power with respect to such shares.

(22)	Includes (i) 72,400,000 shares of common stock issuable upon conversion of 724 shares of Series J Preferred, and (ii) 5,075,000 shares of common stock. Wendy Cabral has voting and investment powers over the securities held by Westmount Financial Limited Partnership. Wendy Cabral disclaims beneficial ownership over the securities held by Westmount Financial Limited Partnership. The address of Westmount Financial Limited Partnership is 3710 Buckeye Street, Suite 100, Palm Beach Gardens, FL 33410. Westmount Financial Limited Partnership is an affiliate of John Mercadante, who is a member of the Board of the Company and chairman of the Compensation Committee of the Company. Westmount Financial Limited Partnership was issued 724 shares of Series J Preferred effective as of June 1, 2025 to settle $72,389.59 of outstanding principal and interest on a promissory note.

(23)

Includes (i) 2,200,000 shares of common stock issuable upon conversion of 2,150 shares of Series J Preferred and (ii) 50,000,000 shares of common stock. Gabriel Sayegh has voting and dispositive powers over the securities held by GS Capital Partners, LLC. Gabriel Sayegh disclaims beneficial ownership over the securities held by GS Capital Partners, LLC. The address of GS Capital Partners, LLC is 1325 Airmotive Way, Suite 202, NV 89502.

(24)	Terri Jane Freedman is the sole and beneficial owner of the shares listed opposite the name Terri Jane Freedman, Assignee for the Benefit of Creditors of Prime EFS, LLC and Shypdirect LLC, and has sole voting and dispositive power with respect to such shares.

(25)	Lawrence Sands has voting and dispositive powers over the securities held by SCS, LLC. Lawrence Sands disclaims beneficial ownership over the securities held by SCS, LLC. The address of SCS, LLC is 980 North Federal Highway, Boca Raton, FL 33432.

(26)	Richard Smithline has voting and dispositive powers over the securities held by Puritan Partners LLC. Richard Smithline disclaims beneficial ownership over the securities held by Puritan Partners LLC. The address of Puritan Partners LLC is 4 Puritan Road, Rye, NY 10580.

(27)

Tasrin Ahmed is the sole and beneficial owner of the shares listed opposite her name and has sole voting and dispositive power with respect to such shares. Tasrin Ahmed was formerly the Director of Accounting/Finance and Secretary of the Company. Tasrin Ahmed was issued 300 shares of Series J Preferred effective as of August 28, 2025 in connection with the Series J Award Agreement between Tasrin Ahmed and the Company.

(28)	David Roth has voting and dispositive powers over the securities held by Rosenberg Rich Baker Berman PA. David Roth disclaims beneficial ownership over the securities held by Rosenberg Rich Baker Berman PA. The address of SCS, LLC is 265 Davidson Avenue, Suite 210, Somerset, NJ 08873.

(29)	Jill M. Czerniak is the Director, Employee Support & Development for the Company. Jill M. Czerniak is the sole and beneficial owner of the shares listed opposite her name and has sole voting and dispositive power with respect to such shares.

(30)	Ernest Pellegrino is the sole and beneficial owner of the shares listed opposite his name and has sole voting and dispositive power with respect to such shares.

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(31)	Terry Brodt is the sole and beneficial owner of the shares listed opposite his name and has sole voting and dispositive power with respect to such shares.

(32)	Noah Weinstein has voting and dispositive powers over the shares held by GW Holdings Group, LLC. Noah Weinstein disclaims beneficial ownership over the shares held by GW Holdings Group, LLC. The address of GW Holdings Group, LLC is 137 Montague St., Suite 297, Brooklyn, NY 11201.

(33)	Louis Lucky Perrotto, Jr. has voting and dispositive powers over the securities held by Garden State Securities, Inc.. Louis Lucky Perrotto, Jr. disclaims beneficial ownership over the securities held by Garden State Securities, Inc. The address of Garden State Securities, Inc. is 328 Newman Springs Road, Red Bank, NJ 07701.

(34)	Brian Balbirnie and Steven Knerr have voting and investment powers over securities held by Access Newswire, Inc. Brian Balbirnie and Steven Knerr disclaim beneficial ownership over the securities held by Access Newswire, Inc. The address of Access Newswire, Inc. is One Glenwood Ave, Suite 1001, Raleigh, NC 27603.

(35)	Jeffrey Ramson has voting and investment powers over securities held by Proactive Capital Partners, LP. Jeffrey Ramson disclaims beneficial ownership over the securities held by Proactive Capital Partners, LP. The address of Proactive Capital Partners, LP. is 950 3rd Ave, Suite 2700, New York, NY 10022.

(36)	Aryeh Goldstein has voting and dispositive powers over the securities held by SE Holdings LLC. Aryeh Goldstein disclaims beneficial ownership over the securities held by SE Holdings LLC. The address of SE Holdings LLC is 38 Olympia Lane, Monsey, NY 10952.

(37)	Bruce Ferguson is the sole and beneficial owner of the shares listed opposite his name and has sole voting and dispositive power with respect to such shares.

(38)	Matthew B. Silvers has voting and dispositive powers over the securities held by MBS GLOEQ Corp. Matthew B. Silvers disclaims beneficial ownership over the securities held by MBS GLOEQ Corp. The address of MBS GLOEQ Corp is 12 Sagamore Way, South Jericho, NY 11753.

(39)	John Forsythe III has voting and dispositive powers over the securities held by Tri-Bridge Ventures, LLC. John Forsythe III disclaims beneficial ownership over the securities held by Tri-Bridge Ventures, LLC. The address of Tri-Bridge Ventures, LLC is 3001 Allaire Road, Wall Township, NJ 07719.

(40)	Eli Safdieh has voting and dispositive powers over the securities held by AES Capital Management LLC. Eli Safdieh disclaims beneficial ownership over the securities held by AES Capital Management LLC. The address of AES Capital Management LLC is 151 Calle De San Francisco, Ste 200 PMB 5468, San Juan, PR 00901.

(41)	Eilon Natan has voting and dispositive powers over the securities held by Quick Capital, LLC. Eilon Natan disclaims beneficial ownership over the securities held by Quick Capital, LLC. The address of Quick Capital, LLC is 66 West Flagler Street, Suite 900 - #2292, Miami, FL 33130.

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DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of the Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that the Board may deem relevant.

15

DESCRIPTION OF CAPITAL STOCK

The Selling Stockholders are offering for resale up to an aggregate of 10,652,400,000 Shares. The terms of our shares of common stock are contained in our Articles of Incorporation and our Bylaws, each as amended to date and each as filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. For a description of our common stock, see Exhibit 4.11—Description of Our Securities Pursuant to Section 12 of the Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025.

Our Articles of Incorporation authorizes the issuance of up to 50,000,000,000 shares of common stock and up to 10,000,000 shares of preferred stock, par value $0.001 per share, of which we have designated (i) 1,250,000 shares of which were designated as Series D Convertible Preferred Stock (the “Series D Preferred”); (ii) 562,250 shares of which were designated as Series E Preferred; (iii) 1,000,000 shares of which were designated as Series G Preferred; (iv) 35,000 shares of which were designated as Series H Preferred, 32,374 of which are outstanding as of the date hereof; and (v) 1,000,000 as Series J Preferred, 110,424 of which are outstanding as of the date hereof. As of January 12, 2026, we had 5,887,267,891  shares of common stock, 32,374 shares of Series H Preferred, and 110,424 shares of Series J Preferred outstanding. The Board may establish the rights and preferences of the preferred stock from time to time.

16

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York will pass upon the validity of the common stock offered hereby. Sullivan & Worcester LLP holds 3,800 shares of Series J Preferred.

EXPERTS

The consolidated financial statements of Transportation and Logistics Systems, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated into this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Salberg & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.tlss-inc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 13, 2025;
●	our Current Reports on Forms 8-K filed with the SEC on January 23, 2025, February 13, 2025, March 12, 2025, March 28, 2025, May 7, 2025, June 5, 2025, June 24, 2025, July 1, 2025, July 8, 2025, July 14, 2025, July 23, 2025, September 2, 2025, September 9, 2025, September 19, 2025, October 17, 2025, December 17, 2025 and January 13, 2026; and

●	the description of our common stock contained in Exhibit 4.11—Description of Our Securities Pursuant to Section 12 of the Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Transportation and Logistics Systems, Inc.

110 Chestnut Ridge Road, Suite 444

Montvale, NJ 07645

(833) 764-1443

Copies of these filings are also available through the “Investor Relations” section of our website at www.tlss-inc.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” below.

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TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Up to 10,652,400,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

The date of this prospectus is             , 2026.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the Securities and Exchange Commission (the “SEC”) registration fee, are estimated:

SEC registration fee	$147.11
Transfer agent and registrar fees and expenses	$-
Legal fees and expenses	$65,000.00
Printing fees and expenses	$-
Accounting fees and expenses	$10,000.00
Miscellaneous fees and expenses	$852.89
Total	$76,000.00

Item 14. Indemnification of Officers and Directors.

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the NRS, or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our Articles of Incorporation, as amended (“Articles of Incorporation”), and bylaws (the “Bylaws”) provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NRS, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

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Item 15. Recent Sales of Unregistered Securities.

The following is a summary of all of our securities sold by us since September 2022 which were not registered under the Securities Act.

On January 3, 2023, we granted the chief operating officer 21,634,615 shares of our common stock, par value $0.001 per share (“common stock”) which were valued at $90,865, or $0.0042 per share, based on the quoted closing price of the common stock on the measurement date. These shares vested in equal quarterly installments with the first installment of 5,408,653 shares of common stock having vested on March 31, 2023, and 5,408,654 shares of common stock having vested each quarter through December 31, 2023.

On January 23, 2023, the Company granted restricted stock awards to three independent members of the Company’s board of directors for an aggregate of 5,454,546 shares of common stock which were valued at $28,909, or $0.0053 per share, based on the quoted closing price of the common stock on the measurement date. These shares vested in equal quarterly installments with the first installment of 1,363,636.50 shares of common stock having vested on March 31, 2023, and 1,363,636.50 shares of common stock having vested each quarter through December 31, 2023.

On June 22, 2023, the Company offered holders of certain warrants to purchase 977,912,576 shares of common stock the opportunity to exercise such warrants at $0.002 per share. Through July 11, 2023, the Company received proceeds of $619,110.86 for the exercise of warrants to purchase up to 309,555,430 shares of common stock.

During the three months ended June 30, 2023, the Company granted certain employees an aggregate of 7,080,893 shares of common stock which were valued at $35,000, or $0.0049 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest in equal quarterly installments beginning on the date of grant.

During the three months ended March 31, 2024, the Company issued 696,876,687 shares of common stock in connection with the conversion of 44,837 shares of our Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred”) and accrued dividends payable of $121,892 for an average conversion price of $0.0008 per share. The conversion ratio was based on the certificate of designations of preferences, rights and limitations of Series G Preferred of the Company (the “Series G COD”). The Company did not receive any proceeds from the conversion of the Series G Preferred. The shares of common stock that were issued upon conversion of the Series G Preferred were issued in reliance on Section 3(a)(9) of the Securities Act.

During the three months ended June 30, 2024, the Company issued 500,000,000 shares of common stock in connection with the conversion of 17,506 shares of Series G Preferred and accrued dividends payable of $5,217 for an average conversion price of $0.0004 per share. The conversion ratio was based on the Series G COD. The shares of common stock that were issued upon conversion of the Series G Preferred were issued in reliance on Section 3(a)(9) of the Securities Act.

During the three months ended September 30, 2024, the Company issued 211,458,441 shares of its common stock in connection with the conversion of 6,657 shares of Series G Preferred and accrued dividends payable of $1,099 for an average conversion price of $0.0003 per share. The conversion ratio was based on the Series G COD. The shares of common stock that were issued upon conversion of the Series G Preferred were issued in reliance on Section 3(a)(9) of the Securities Act.

Between May 30, 2025 and December 17, 2025, the Company entered into the certain settlement agreements (the “Series J Settlement Agreements”) by and between the Company and certain Selling Stockholders (the “2025 Creditors”), pursuant to which, the 2025 Creditors agreed to settle an aggregate of $4,099,044.99 in outstanding liabilities and accrued interest in exchange for an aggregate of 51,214 shares of the Company’s Series J Senior Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred”). Such outstanding liabilities included (i) an aggregate of $1,597,838 in outstanding notes and accrued interest payable of $396,968.97 that was settled with certain related parties in exchange for the issuance of an aggregate of 19,949 shares of Series J Preferred to such related parties, and (ii) $550,395 in outstanding payables and accrued expenses payable to certain vendors of the Company in exchange for the issuance of 5,504 shares of Series J Preferred to such vendors.

Between June 17, 2025 and November 12, 2025, we entered into Series J Exchange Agreements with certain then current and former holders (the “Exchange Holders”) of our Series E Convertible Preferred Stock (the “Series E Preferred”), Series G Convertible Preferred Stock (the “Series G Preferred”), and warrants to purchase shares of our common stock (the “Exchanged Warrants”). Pursuant to the Series J Exchange Agreements, (i) the Exchange Holders exchanged an aggregate of 21,418 shares of Series E Preferred and accrued dividends of $191,160, and exchanged an aggregate of 406,500 shares of Series G Preferred and accrued dividends of $925,047, and (ii) we cancelled warrants to purchase up to an aggregate of 829,357,146 shares of common stock all in exchange for the issuance of an aggregate of 54,435 shares of Series J Preferred.

On August 28, 2025, the Company and certain current and former employees, including Sebastian Giordano, our Chief Executive Officer and Chief Financial Officer, and consultants (together, the “Grantees”) each entered into a Series J Award Agreement (collectively, the “Series J Award Agreements”). Pursuant to the Series J Award Agreements, the Company granted to the Grantees an aggregate of 4,775 shares of Series J Preferred in satisfaction of certain obligations owed to the Grantees for services provided or to be provided to the Company.

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Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Loran Connection Corp. (now known as Transportation and Logistics Systems, Inc.), as filed with the Nevada Secretary of State, on January 25, 2012 (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended March 31, 2015 as filed with the Securities and Exchange Commission on June 30, 2015).

3.2	Certificate of Change to the Amended and Restated Articles of Incorporation of PetroTerra Corp. (now known as Transportation and Logistics Systems, Inc.), as filed with the Nevada Secretary of State, dated December 18, 2013 (incorporated by reference to Exhibit 3.1 to our Form 8-K, as filed with the Securities and Exchange Commission on December 24, 2013).

3.3	Certificate of Change to the Amended and Restated Articles of Incorporation of PetroTerra Corp. (now known as Transportation and Logistics Systems, Inc.), as filed with the Nevada Secretary of State, dated February 14, 2017 (incorporated by reference to Exhibit 3.5 to our Form S-1, as filed with the Securities and Exchange Commission on July 26, 2017)

3.4	Certificate of Change to the Amended and Restated Articles of Incorporation of PetroTerra Corp. (now known as Transportation and Logistics Systems, Inc.), as filed with the Nevada Secretary of State, dated July 16, 2018 (incorporated by reference to Exhibit 3.1 to our Form 8-K as filed with the Securities and Exchange Commission on July 23, 2018).

3.5	Certificate of Change to the Amended and Restated Articles of Incorporation of Transportation and Logistics Systems, Inc., as filed with the Nevada Secretary of State, dated April 15, 2021 (incorporated by reference to Exhibit 3.5 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on November 15, 2021).

3.6	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Transportation and Logistics Systems, Inc., as filed with the Nevada Secretary of State on December 1, 2023 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 1, 2023).

3.7	Certificate of Correction, as filed with the Nevada Secretary of State on November 25, 2024, to the Certificate of Change of the Company dated December 27, 2023 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 29, 2024).

3.8	Amended and Restated Bylaws of Transportation and Logistics Systems, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2022).

4.1	Certificate of Designation, Preferences, Rights and Other Rights of Series B preferred Stock of the Company, dated October 7, 2019 (incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on May 29, 2020).

4.2	Form of Warrants dated between January 2020 and March 2020 (incorporated by reference to Exhibit 4.15 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 29, 2020).

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4.3	Form of Common Stock Purchase Warrant dated June 16, 2020 by Transportation and Logistics Services, Inc (incorporated by reference to Exhibit 4.3 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 6, 2024).

4.4	Form of Common Stock Purchase Warrant issued in Series E Offering (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2020).

4.5	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock of the Company, filed on December 28, 2020 (incorporated by reference to Exhibit 10.28 to our Form S-1/A dated February 10, 2021.

4.6	Certificate of Designation of Preferences, Rights and Limitations of Series G Preferred Stock of the Company, filed on December 28, 2021 (incorporated by reference to Exhibit 3.14 to our registration statement on Form S-1 dated January 28, 2022).

4.7	Form of Common Stock Purchase Warrant dated December 31, 2021 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2022).

4.8	Form of Common Stock Purchase Warrant issued in Warrant Offering (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-1 dated January 28, 2022).

4.9	Certificate of Designation, Preferences, Rights and Limitations of Series H Preferred Stock (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2022).

4.10	Certificate of Designation, of Preferences, Rights and Limitations of Series I Preferred Stock (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2023).

4.11	Description of Securities (incorporated by reference to Exhibit 4.11 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2025).

4.12	Certificate of Designation of Preferences, Rights and Limitations of Series J Senior Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2025).

4.13	Certificate of Amendment to Transportation and Logistics Systems, Inc.’s Certificate of Designations of Preferences, Rights and Limitations of Series J Senior Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on September 5, 2025 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2025).

5.1*	Opinion of Sullivan & Worcester LLP.

10.1+	Employment Agreement, dated January 4, 2022, between TLSS and Mr. Sebastian Giordano (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2022).

10.2	Secured Promissory Note, dated February 1, 2023, made by TLSS-STI, Inc., a Delaware corporation, Severance Trucking Co., Inc. a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation and McGrath Trailer Leasing, Inc., a Maine corporation, in favor of Kathryn Boyd, Clyde J. Severance, and Robert H. Severance, Jr. (incorporated by reference to Exhibit 10.3 to our Form 8-K dated February 6, 2023).

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10.3	Form of Promissory Note between Transportation and Logistics Systems, Inc. and Certain Investors (incorporated by reference to Exhibit 10.3 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2025).

10.4	Letter Agreement, dated as of August 12, 2024, between Transportation Logistics Systems, Inc., and Mercer Street Global Opportunity Fund and Cavalry Fund I LP (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2024).

10.5	Letter Agreement, dated as of October 9, 2024, between Transportation Logistics Systems, Inc., and Mercer Street Global Opportunity Fund and Cavalry Fund I LP (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024).

10.6	Letter Agreement, dated as of November 22, 2024, between Transportation Logistics Systems, Inc., and Cavalry Fund I LP (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2024)

10.7	Form of Promissory Note between Transportation and Logistics Systems, Inc. and Certain Related Parties (incorporated by reference to Exhibit 10.15 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 6, 2024).

10.8	Letter Agreement, dated as of January 21, 2025, between Transportation Logistics Systems, Inc., and Mercer Street Global Opportunity Fund, LLC (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2025).

10.9	Letter Agreement, dated as of March 10, 2025, between Transportation Logistics Systems, Inc., and C/M Capital Master Fund, LP (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2025).

10.10	Letter Agreement, dated as of March 25, 2025, between Transportation Logistics Systems, Inc., and C/M Capital Master Fund, LP (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2025).

10.10	Letter Agreement, dated as of May 1, 2025, between Transportation Logistics Systems, Inc., and C/M Capital Master Fund, LP (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2025).

10.11	Promissory Note, dated as of May 1, 2025 between Transportation Logistics Systems, Inc. and C/M Capital Master Fund, LP (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2025).

10.12	Form of Promissory Note Amendment Agreement, dated as of May 5, 2025, between Transportation Logistics Systems, Inc. and C/M Capital Master Fund, LP (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2025).

10.13	Form of Promissory Note Amendment Agreement between Transportation and Logistics Systems, Inc. and Certain Investors. (incorporated by reference to Exhibit 10.11 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2025).

10.14	Form of Promissory Note between Transportation and Logistics Systems, Inc. and Certain Investors (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 as filed with the Securities and Exchange Commission on May 13, 2025).

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10.15	Form of Promissory Note Amendment Agreement between Transportation and Logistics Systems, Inc. and Certain Investors (incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 as filed with the Securities and Exchange Commission on May 13, 2025).

10.16	Form of Settlement Agreement (Outstanding Liabilities) (incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 as filed with the Securities and Exchange Commission on August 14, 2025).

10.17	Form of Settlement Agreement (Accrued Dividends) (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2025).

10.18	Form of Settlement Agreement (Accrued Dividends and Outstanding Warrants) (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2025).

10.19	Form of Settlement Agreement (Outstanding Liabilities and Warrants) (incorporated by reference to Exhibit 10.8 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 as filed with the Securities and Exchange Commission on August 14, 2025).

10.20	Form of Exchange Agreement (incorporated by reference to Exhibit 10.9 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 as filed with the Securities and Exchange Commission on August 14, 2025).

10.21	Form of Promissory Note, dated as of August 27, 2025 between Transportation Logistics Systems, Inc. and C/M Capital Master Fund, LP (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2025).

10.22	Letter Agreement, dated as of August 27, 2025, between Transportation Logistics Systems, Inc., and C/M Capital Master Fund, LP (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2025).

10.23	Form of Stock Award Agreement, between Transportation Logistics Systems, Inc., and employees, consultants and Sebastian Giordano (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2025).

10.24	Form of Settlement Agreement (Outstanding Liabilities) (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2025).

10.25	Form of Exchange Agreement (incorporated by reference to Exhibit 10.8 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission on November 13, 2025).

10.26	Settlement Agreement, dated as of December 15, 2025 by and between Transportation Logistics Systems, Inc. and Sebastian Giordano (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2025).

10.27+	Retention Agreement, dated as of December 15, 2025 by and between Transportation Logistics Systems, Inc. and Sebastian Giordano (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2025).

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Letter Agreement, dated as of January 9, 2026, between Transportation Logistics Systems, Inc., and C/M Capital Master Fund, LP (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2026).

10.29	Form of Promissory Note, dated as of January 9, 2026 between Transportation Logistics Systems, Inc. and C/M Capital Master Fund, LP (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2026).

21	Subsidiaries of Registrant (incorporated by reference to Exhibit 21 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 6, 2024).

23.1*	Consent of Salberg & Company, P.A., independent registered public accounting firm.

23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

107*	Filing Fee Table.

* Filed herewith.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 13, 2026.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:	/s/ Sebastian Giordano
Sebastian Giordano
Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sebastian Giordano his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sebastian Giordano	Chief Executive Officer, Chief Financial Officer, Treasurer and Chairman of the Board of Directors (principal executive officer, principal financial officer and principal accounting officer)	January 13, 2026
Sebastian Giordano

/s/ Charles Benton	Director	January 13, 2026
Charles Benton

/s/ John Mercadante	Director	January 13, 2026
John Mercadante

/s/ Norman Newton	Director	January 13, 2026
Norman Newton

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